================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Crescendo Pharmaceuticals Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     (3) Per unit price or other underlying value of transaction computed
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                               [CRESCENDO LOGO]

                     CRESCENDO PHARMACEUTICALS CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 18, 2000 AT 9:00 a.m.

To the Stockholders of Crescendo Pharmaceuticals Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crescendo Pharmaceuticals Corporation will be held at 1900 Charleston Road, Mountain View, California, on Thursday, May 18, 2000 at 9:00 a.m., for the following purposes:

  1. To elect two Class III directors to hold office for a term ending in 2003 and until their successors are elected; and

  2. To transact such other business as may properly be presented at the meeting and at any adjournments or postponements thereof.

   Only holders of record of Crescendo Pharmaceuticals Corporation's Class A and Class B Common Stock at the close of business on March 22, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          DAVID R. HOFFMANN
                                          Secretary

Mountain View, California
April 11, 2000

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE
 ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE CRESCENDO THE EXPENSE OF A SECOND MAILING.

                     CRESCENDO PHARMACEUTICALS CORPORATION
                                PROXY STATEMENT

                               ----------------

To the Stockholders of Crescendo Pharmaceuticals Corporation:

   The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Crescendo Pharmaceuticals Corporation ("Crescendo"), a Delaware corporation, for use at Crescendo's 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. on Thursday, May 18, 2000 at 1900 Charleston Road, Mountain View, California 94043; telephone number (650) 564-5600.

   Only holders of record of Crescendo Class A Common Stock and Class B Common Stock as of the close of business on March 22, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, Crescendo had outstanding 4,871,273 shares of Class A Common Stock, par value $.01 per share, and 1,000 shares of Class B Common Stock, par value $1.00 per share. Holders of Class A Common Stock and Class B Common Stock vote together as a class as to the matters to be presented at the meeting and are entitled to one vote for each share of Class A Common Stock or Class B Common Stock held. Crescendo Class A Common Stock trades on The Nasdaq Stock Market(R) under the symbol CNDO.

   Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of Crescendo, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

   Broker non-votes, and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote, will be counted in determining whether a quorum is present at the Annual Meeting. The vote required for the election of directors is described below. For any other proposal properly presented at the Annual Meeting, abstentions by stockholders present in person or by proxy at the meeting are counted as votes against a proposal for purposes of determining whether or not the proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

   This Proxy Statement and the accompanying proxy card are being mailed to Crescendo stockholders on or about April 11, 2000. Directors and officers of Crescendo may solicit proxies by personal interview, telephone or facsimile, without special compensation. Any costs of such solicitation will be borne by Crescendo.

                             ELECTION OF DIRECTORS

   Crescendo's Restated Certificate of Incorporation provides for three classes of directors: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting of stockholders, each director to serve for a three-year term. In accordance with the Restated Certificate of Incorporation, Class III directors are to be elected at the 2000 annual meeting, Class I directors are to be elected at the annual meeting to be held in the year 2001, and Class II directors are to be elected at the annual meeting in the year 2002.

Nominees

   Two Class III directors are to be elected to the Crescendo Board of Directors at the Annual Meeting, each to serve until the annual meeting of stockholders to be held in 2003 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The current Class III directors, the nominees for election at the Annual Meeting, are Jerry T. Jackson and Ley S. Smith. Both Mr. Jackson and Mr. Smith have extensive experience in fields critical to Crescendo's success, and have indicated their willingness to continue to serve as directors of Crescendo.

   If either nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that either nominee will be unable or unwilling to serve as a director if elected. Proxies received will be voted "FOR" the election of both nominees unless marked to the contrary. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, two directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker non-votes.

   The following table provides the names of the nominees for election as directors, and of each other director, and indicates the periods during which such persons have served as directors of Crescendo.

   Name and Positions with Crescendo in Addition to             Director
   Director                                                Continuously Since
   ------------------------------------------------        ------------------
   Nominees (Class III Directors)
   Jerry T. Jackson.......................................        1997
   Ley S. Smith...........................................        1997

   Incumbents
   Class I Directors
   Gary L. Neil, PhD......................................        1997
    President and Chief Executive Officer
   Terrence F. Blaschke, MD...............................        1997

   Class II Directors
   M. David MacFarlane, PhD...............................        1997
   Gerald J. Papariello, PhD..............................        1997

Business Experience of Directors

 Nominees (Class III Directors)

   Jerry T. Jackson, 58, was employed by Merck & Co. Inc., a large pharmaceutical company, from 1965 until his retirement in 1995. From 1993 until his retirement, Mr. Jackson served as Executive Vice President of Merck with responsibilities for International Human Health, Worldwide Vaccines, the AgVet division, Astra/Merck U.S. Operations and Corporate Worldwide Marketing. He currently serves as a director of COR Therapeutics, Inc., Molecular Biosystems, Inc. and Alexion Pharmaceuticals, Inc.

   Ley S. Smith, 65, retired in 1997 from a 39-year career with Pharmacia & Upjohn, Inc., a large pharmaceutical company, where he was Executive Vice President from 1995 to 1997 and President and Chief Operating Officer of the Upjohn Co. from 1993 to 1995. Prior to that time, he held a number of senior international management positions with Upjohn. Mr. Smith also serves as a director of National City Corporation and MDS, Inc.

 Incumbents

 Class I Directors

   Gary L. Neil, PhD, 59, is the President and Chief Executive Officer of Crescendo Pharmaceuticals Corporation and has been since September 1997. Dr. Neil was a director and the President and Chief Executive Officer of Therapeutic Discovery Corporation from 1993 until September 1997. Prior to joining Therapeutic Discovery Corporation, from 1989 to 1993, Dr. Neil was with the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products Corporation, a large pharmaceutical company. At Wyeth-Ayerst, among other positions, Dr. Neil served as Executive Vice President and was responsible for Wyeth-Ayerst's worldwide research and development activities. Prior to that time, Dr. Neil served for 23 years in various scientific and management positions with the Upjohn Company. Dr. Neil is a director of Allergan Specialty Therapeutics Inc. and Geron Corporation.

   Terrence F. Blaschke, MD, 57, has served on the faculty of Stanford University for over 25 years and is Professor of Medicine and Molecular Pharmacology and Chief of the Division of Clinical Pharmacology at the Stanford University School of Medicine. He is currently Vice President, Collaborative Programs, at Pharsight Corporation, a company providing software and consulting services to the pharmaceutical industry, while on leave from Stanford. Dr. Blaschke also serves as an independent consultant working with pharmaceutical and biotechnology companies. He has worked as a special government employee for the U.S. Food and Drug Administration ("FDA") and has served as the chairman of the FDA's Generic Drugs Advisory Committee. Dr. Blaschke was a director of Therapeutic Discovery Corporation.

 Class II Directors

   M. David MacFarlane, PhD, 59, was Regulatory Advisor at Genentech, Inc., a biotechnology company, from February 1998 to August 1999, and was Genentech's Vice President of Regulatory Affairs from 1989 to February 1998. Prior to joining Genentech, Dr. MacFarlane had 15 years of regulatory experience in the pharmaceutical industry, including working with Glaxo, Inc. as Director of Research, Professional Services and Vice President, Regulatory Affairs.

   Gerald J. Papariello, PhD, 66, is a private consultant to research-based pharmaceutical companies in the areas of developmental operations and organizational principles. He retired in 1996 after a 30-year career with the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products Corporation. During that time, he held several senior research management positions, most recently serving as Vice President, Chemical and Pharmaceutical Development from 1993 to 1996.

Meetings and Committees of the Board

   The Board currently has two standing committees: the Compensation Committee and the Audit Committee. The current members of the Compensation Committee are Terrence F. Blaschke, MD and Jerry T. Jackson. The Compensation Committee, which met once in 1999, recommends, for the full Board's approval, Crescendo's compensation arrangements for its Chief Executive Officer and any grants of stock options under Crescendo's 1997 Stock Option Plan. The members of the Audit Committee are M. David MacFarlane, PhD, Gerald J. Papariello, PhD and Ley S. Smith. The Audit Committee, which met twice during 1999, consults with Crescendo's independent auditors concerning their audit plan, the results of their audit, the appropriateness of accounting principles used by Crescendo and the adequacy of Crescendo's internal controls.

   Crescendo has no nominating committee. Crescendo's Bylaws provide that stockholders may nominate candidates for election as directors by delivery of written notice to Crescendo's Secretary at least sixty days in advance of the stockholders' meeting or ten days after notice of the meeting is first given to stockholders, whichever is later. Any such notice must set forth the name and address of the nominating stockholder and the nominee, and such information concerning both such persons as would be required by the rules and regulations of the Securities and Exchange Commission ("SEC") to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must be accompanied by the written consent of the nominee to serve as a director, if elected.

   The Board of Directors met seven times in 1999. Each director attended at least 75% of the meetings of the full Board and the committees of the Board on which he served.

   Each director who is not an employee of Crescendo receives an annual retainer fee of $25,000. Pursuant to the automatic grant provisions of Crescendo's 1997 Stock Option Plan, each non-employee director of Crescendo receives, on the effective date of his appointment or election to the Board, options to purchase 10,000 shares of Crescendo Class A Common Stock at the fair market value on the date of grant. The options vest in four equal annual installments, commencing on the first anniversary of the date of grant, unless the exercise date is automatically accelerated in the event of the liquidation, dissolution, merger, consolidation or sale of Crescendo or upon the exercise of the Purchase Option held by ALZA Corporation ("ALZA") (described under "Certain Transactions").

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

   The following table sets forth, with respect to Crescendo's Chief Executive Officer, certain information relating to compensation paid or accrued for his services in all capacities during the fiscal year ended December 31, 1999. All other officers of Crescendo are employees of ALZA and do not receive any compensation from Crescendo for their services.

                                   Annual               Long-Term
                                Compensation       Compensation Awards
                              -------------------- -------------------
Name and Principal                                     Securities       All Other
Positions                Year  Salary      Bonus   Underlying Options  Compensation
------------------       ---- --------    -------- ------------------- ------------
Gary L. Neil, PhD
 President and Chief
  Executive Officer..... 1999 $341,689    $175,000          --            $2,000(1)
                         1998  302,567     120,000          --               --
                         1997   76,149(2)      --        50,000              --

--------
(1) Amounts shown are amounts contributed by Crescendo to Dr. Neil's 401(k) account.
(2)  Dr. Neil commenced employment with Crescendo on September 30, 1997.

                           1999 STOCK OPTION GRANTS

   No options to purchase Crescendo shares were granted during 1999.

      1999 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information relating to fiscal year end option values with respect to Crescendo's Chief Executive Officer. All other officers of Crescendo are employees of ALZA and have not been granted any options to purchase Crescendo stock. Dr. Neil did not exercise any options during 1999.

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year    In-the-Money Options at
                                        End               Fiscal Year End(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Gary L. Neil, PhD...........   25,000       25,000      $179,689     $179,689

--------
(1) Market value of Crescendo Class A Common Stock at fiscal year end based on the closing sales price as reported on the composite tape on December 30, 1999 ($18.1875) minus the exercise price of "in-the-money" options.

             SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Crescendo's directors and executive officers, and persons who own more than 10% of Crescendo Class A or Class B Common Stock, to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish Crescendo with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to Crescendo or written representations that no Forms 5 were required, Crescendo believes that its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements in 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for decisions concerning the compensation to be paid to Crescendo's executive officers who are not employees of ALZA. The Committee consists of Dr. Blaschke and Mr. Jackson, each of whom is a non-employee director of Crescendo.

   The initial annual compensation of Crescendo's Chief Executive Officer, Gary L. Neil, PhD, for his first year with Crescendo was agreed upon by Dr. Neil and ALZA prior to the distribution by ALZA to its stockholders of Crescendo Class A Common Stock and prior to the appointment to the Board of the current members of the Committee. ALZA advised Crescendo that, in determining the compensation to be paid to Dr. Neil in his first year as Chief Executive Officer, ALZA's goal was to provide compensation that would align Dr. Neil's compensation with Crescendo's business and financial objectives and reward Dr. Neil for strategic management and the achievement of Crescendo's objectives. ALZA also advised the Committee that the key components of Dr. Neil's first year's compensation were to be (i) salary, which was based on factors such as Dr. Neil's primary responsibility for meeting Crescendo's business and financial objectives and a comparison to similar positions of responsibility at other companies; (ii) an annual cash bonus award, to be based on Dr. Neil's performance and the performance of Crescendo, measured in terms of attainment of Crescendo's financial and business objectives; and
(iii) a stock option grant, which was intended to align Dr. Neil's long-term interests in Crescendo's long-term success with the interests of Crescendo's stockholders.

   In 1998 and 1999, the Committee reviewed, with Dr. Neil, Crescendo's other executive officers and representatives of ALZA, Dr. Neil's performance in terms of his objectives for 1998 and 1999, and his progress in furthering Crescendo's goals. The Committee believed, in both 1998 and 1999, as a result of its review, that Dr. Neil's performance was outstanding, and that he made impressive progress in accomplishing Crescendo's goals and objectives. In 1998, the Committee awarded Dr. Neil a 10% salary increase and a bonus of $120,000. In connection with its 1999 review, the Committee awarded Dr. Neil an 8% salary increase and a bonus of $175,000.

   Section 162(m) of the Internal Revenue Code generally places a $1 million per person limit on the deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other highest paid executive officers unless, in general, the compensation is exempt as "performance based." For stock compensation to be "performance based," Section 162(m) requires a limit to be set on the number of options that may be granted to employees subject to the deduction cap. Crescendo's 1997 Stock Option Plan places a limit of 50,000 as the maximum number of shares as to which options may be granted to any executive officer during any one year period. These limitations allow gains realized upon exercise of options to qualify as "performance based" and, therefore, to be excluded from compensation subject to the $1 million deductibility limit. Crescendo believes that all of its compensation paid to date meets the requirements for deductibility. In general, the Committee considers the deductibility limits of Section 162(m) in determining executive compensation.

                            COMPENSATION COMMITTEE

                           Terrence F. Blaschke, MD
                               Jerry T. Jackson

             COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CRESCENDO, THE NASDAQ BIOTECHNOLOGY INDEX AND THE NASDAQ COMPOSITE INDEX

   The rules of the SEC require that Crescendo include in this Proxy Statement a line graph presentation comparing cumulative stockholder returns with a broad equity market index and either a published industry or line-of-business index or an index of peer companies selected by Crescendo. Crescendo Class A Common Stock commenced regular way trading on The Nasdaq Stock Market(R) on September 30, 1997. Set forth below is a line graph illustrating the performance of Crescendo Class A Common Stock from September 30, 1997 through December 31, 1999. There can be no assurance that the performance of Crescendo Class A Common Stock will continue into the future with the same or similar trends depicted in the graph below. The price of Crescendo Class A Common Stock will be limited by ALZA's Purchase Option (described under "Certain Transactions") and the likelihood and timing of its exercise.

                   9/30/97   12/31/97   3/31/98   6/30/98   9/30/98   12/31/98   3/31/99   6/30/99   9/30/99   12/31/99
CNDO               $100.00   $100.54    $109.78   $110.33   $114.67   $118.48    $123.91   $150.00   $157.07   $158.15
Nasdaq Biotech      100.00     88.61      98.95     92.73     93.11    127.85     145.67    148.28    172.31    257.79
Nasdaq Composite    100.00     93.27     109.14    112.76    100.91    130.74     146.88    160.41    164.11    243.30

                          BENEFICIAL STOCK OWNERSHIP

   The following table sets forth beneficial ownership of Crescendo Class A and Class B Common Stock as of March 1, 2000, except as otherwise noted, (i) by each person, entity or "group" of persons or entities known by Crescendo to be beneficial owners of more than 5% of Crescendo Class A or Class B Common Stock, (ii) by each director (including nominees) and (iii) by all executive officers and directors as a group. Except as described below, each person has sole voting and dispositive power with respect to the securities described in the table.

                                             Amount and Nature    Percent of
   Name                                   of Beneficial Ownership  Class(1)
   ----                                   ----------------------- ----------
   Class A Common Stock:
   Farallon Capital Management, L.L.C.
    and other entities...................        1,157,845           23.7%
     One Maritime Plaza, Suite 1325
     San Francisco, CA 94111(2)

   Woodbourne Partners, L.P. and related
    entities.............................          956,100           19.6
     200 N. Broadway, Suite 825
     St. Louis, MO 63102(3)

   J.P. Morgan & Co. Incorporated........          361,893            7.4
     60 Wall Street
     New York, NY 10260(4)

   Lehman Brothers Holdings, Inc.........          299,398            6.1
     American Express Tower
     3 World Financial Center
     New York, NY 10285(5)

   Terrence F. Blaschke, MD(6)...........           14,865            --
   Jerry T. Jackson(6)...................            5,000            --
   M. David MacFarlane, PhD(6)...........            5,500            --
   Gary L. Neil, PhD(6)..................           29,000            --
   Gerald J. Papariello, PhD(6)..........            5,000            --
   Ley S. Smith(6).......................            5,000            --
   All executive officers and directors
    as a group (8 persons)(6)............           69,228            1.4

   Class B Common Stock:
   ALZA Corporation......................            1,000            100%
     1900 Charleston Road
     Mountain View, CA 94043(7)

--------
(1) Percentages are not shown if holdings total less than 1% of total outstanding shares.
(2) Information is as provided by the holders on March 23, 2000. Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Tinicum Partners, L.P. (collectively, the "Partnerships") hold 687,545 shares in the aggregate. Certain accounts managed by Farallon Capital Management, L.L.C. ("FCMLLC") hold in the aggregate 470,300 shares. As the general partner of each of the Partnerships, Farallon Partners, L.L.C. ("FPLLC") may, for purposes of Rule 13d-3 under the Exchange Act be deemed to own beneficially the 687,545 shares held, in the aggregate, by the Partnerships. As the managing members of FPLLC, Enrique H. Boilini, David
     I. Cohen, Joseph F. Downes, William F. Duhamel, Fleur E. Fairman, Jason
     M. Fish, Andrew B. Fremder, Richard B. Fried, William F. Mellin, Stephen
     L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the 687,545 shares held, in the aggregate, by the Partnerships. As the managing members of FCMLLC, each of Enrique H. Boilini,

   David I. Cohen, Joseph F. Downes, William F. Duhamel, Jason M. Fish, Andrew
   B. Fremder, Richard B. Fried, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly may, for purposes of Rule 13d-3 under the Exchange Act, be deemed the beneficial owner of the 470,300 shares held by the accounts managed by FCMLLC. Each of the Partnerships has shared dispositive and voting power with respect to the shares held by such Partnership. FPLLC has shared dispositive and voting power with respect to the shares held by all of the Partnerships. Each of the accounts managed by FCMLLC has shared dispositive and voting power with respect to the shares held by such account. Each of the managing members of FPLLC and/or FCMLLC has shared dispositive and voting powers with respect to the shares held by the Partnerships and of the accounts managed by FCMLLC. FPLLC, FCMLLC and each managing member of FPLLC and FCMLLC disclaims any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.
(3)  Information is as provided by the holders in Amendment No. 2 to their
     Schedule 13G filed with the SEC as of February 14, 2000. The related entities included in the filing are Forsythe Joint Venture--50,000 shares and Clayton Management Company and John Weil--956,100 shares. With respect to such shares, the holders have provided the following information: (i) neither Woodbourne Partners, L.P. nor Forsythe Joint Venture has voting or dispositive power as to any shares; and (ii) Clayton Management Company and John Weil, its president, have sole voting and dispositive power as to all of the shares.
(4)  Information is as provided by the holder in Amendment No. 2 to its
     Schedule 13G filed with the SEC as of February 10, 2000. The holder has sole voting power with respect to 338,100 shares and sole dispositive power with respect to all of the shares.
(5)  Information is as provided by the holder in Amendment No. 2 to its
     Schedule 13G filed with the SEC as of February 14, 2000. The holder has sole voting and dispositive power with respect to all of the shares.
(6) Includes outstanding stock options exercisable on or before April 30, 2000 to purchase the number of shares of Crescendo Class A Common Stock as follows: 5,000 for Dr. Blaschke; 5,000 for Mr. Jackson; 5,000 for Dr. MacFarlane; 25,000 for Dr. Neil; 5,000 for Dr. Papariello; and 5,000 for Mr. Smith.
(7) ALZA holds beneficially and of record all outstanding shares of Class B Common Stock of Crescendo. ALZA is also deemed, under the rules and regulations of the SEC, to be the beneficial owner of all outstanding shares of Crescendo Class A Common Stock by virtue of the Purchase Option (described under "Certain Transactions").

                             CERTAIN TRANSACTIONS

   ALZA has an option, exercisable in ALZA's sole discretion, to purchase all (but not less than all) of the outstanding shares of Crescendo Class A Common Stock (the "Purchase Option"). The Purchase Option is exercisable at any time until January 31, 2002 (which exercise period may be shortened or lengthened in certain circumstances). If the Purchase Option is exercised, the exercise price will be the greatest of:

  (a) $100 million;

  (b) 25 times the worldwide payments made by or due from ALZA to Crescendo with respect to any product during the four calendar quarters prior to the exercise of the Purchase Option (or, for a product which has not been sold during each of such four calendar quarters, 100 times the average of such payments for each calendar quarter in which the product has been sold), but in each case less any amounts previously paid by ALZA to exercise any buy-out option with respect to any product;

  (c) the fair market value of one million shares of ALZA Common Stock; or

  (d) $325 million less all amounts paid by or due from Crescendo under its development agreement with ALZA (described below).

   ALZA and Crescendo entered into a development agreement pursuant to which ALZA conducts research and development activities on behalf of Crescendo. For activities conducted by ALZA under the development agreement during fiscal 1999, Crescendo incurred research and development expenses of approximately $91.0 million. Under a technology license agreement pursuant to which ALZA granted Crescendo a license to certain ALZA technology, Crescendo incurred expenses of approximately $6.7 million for technology fees during fiscal 1999, which were recorded as research and development expenses. ALZA also performs certain administrative services for Crescendo under a services agreement which is terminable at the option of Crescendo at any time on 60 days' notice. Expenses incurred by Crescendo for services rendered under the services agreement during fiscal 1999 were $232,475.

   In 1997, Crescendo assumed a loan in the amount of $300,000 to Gary L. Neil, PhD, President and Chief Executive Officer of Crescendo, which was made in connection with the purchase of his California residence. The loan bears interest at the rate of 5.32% per annum and is payable in full on or before September 8, 2002. Accrued interest is payable by June 30 and December 31 of each year. In 1999, Dr. Neil paid Crescendo $15,960 of accrued interest on the loan. Repayment of the loan is secured by a first deed of trust on Dr. Neil's residence.

                             INDEPENDENT AUDITORS

   Ernst & Young LLP has acted as Crescendo's independent auditors since Crescendo's inception and has been selected as Crescendo's independent auditors for the year ending December 31, 2000. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

   Crescendo's Annual Report to Stockholders for the year ended December 31, 1999, containing the audited balance sheets as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the periods ended December 31, 1999 and 1998 and the periods from inception to December 31, 1997 and December 31, 1999, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

   Crescendo will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the SEC and the procedures set forth in Crescendo's Bylaws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the annual meeting of stockholders to be held in the spring of 2001, that proposal must be received in writing by the Secretary of Crescendo no later than December 13, 2000.

                                 OTHER MATTERS

   The Board knows of no other matters that will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.

                                         By Order of the Board of Directors,

                                         DAVID R. HOFFMANN
                                         Secretary
Mountain View, California
April 11, 2000




 YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE CRESCENDO THE EXPENSE OF A SECOND MAILING.

   1685-PS-00

                                     PROXY

                     CRESCENDO PHARMACEUTICALS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) GARY L. NEIL, PH.D. and DAVID R. HOFFMANN, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Crescendo Pharmaceuticals Corporation to be held on May 18, 2000 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.


---------------                                                 ----------------
  SEE REVERSE                                                      SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
---------------                                                 ----------------

     Please mark
     votes as in
[X]  this example.

    THE BOARD OF DIRECTORS OF CRESCENDO PHARMACEUTICALS CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

    1. To elect as Class III Directors:

       Nominees:  (01) Jerry T. Jackson and (02) Ley S. Smith


           FOR                      WITHHELD
           ALL                      FROM ALL
        NOMINEES [_]           [_]  NOMINEES





     [_] ______________________________
          For all nominees except as noted above
                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]


                                                           WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE
                                                           VOTED "FOR" THE ABOVE PROPOSAL.

                                                           Please date and sign exactly as name(s) appear(s) herein.
                                                           If shares are held jointly, each holder should sign.
                                                           Please give full title and capacity in which signing if
                                                           not signing as an individual stockholder.


Signature:_____________________________ Date: _____________ Signature: _________________________  Date: ____________